EXHIBIT 3.7

                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 10:12 AM 02/05/2001
                                                       010057021 - 3237078

                                STATE OF DELAWARE
                            CERTIFICATE OF MERGER OF
                            DOMESTIC CORPORATION AND
                               FOREIGN CORPORATION

Pursuant to Title 8, Section 252 (c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is: Optima Global Corporation a Delaware corporation and the name of the corporation being merged into this surviving corporation is: Optima Global Corporation a(n) Florida corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is: Optima Global Corporation, a Delaware corporation

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH:  The  authorized  stock and par  value of the  non-Delaware  company  is:
50,000,000 shares of common stock, par value $.0001 per share

SIXTH: The merger is to become effective on February 2, 2001

SEVENTH: The Agreement of Merger is on file at 205 Worth Avenue Suite 201 Worth Avenue Building Palm Beach Florida 33480, the place of business of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, on February 2, 2001.

/s/ J. Paul Hines
-------------------------------
Print Name:       J. Paul Hines
Print Title:      President
A.M. Kelly as attorney in fact for: